UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006 (September 20, 2006)
NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)
4109 Bryan Avenue, NW
Albuquerque, New Mexico 87114
(Address of principal executive offices)
Registrant’s telephone number, including area code: (866) 298-4420
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01    Entry into a Material Definitive Agreement
     The following discussion provides only a brief description of the document described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.
     On September 20, 2006 the Board of Directors of Novint Technologies, Inc. (the “Company”) appointed V. Gerald Grafe to serve as a director of the Company. In connection with Mr. Grafe’s appointment to the Board of Directors, the Company and Mr. Grafe entered into a Board of Director’s Agreement (the “Agreement”) providing that Mr. Grafe will be compensated for each year of service, at his election, either (i) shares of the Company’s common stock having an aggregate fair market value of $15,000 or (ii) options to purchase common stock of the Company having an aggregate fair market value of $15,000 with an exercise price equal to the fair market value at the time of the option grant. Mr. Grafe will also receive shares or options in the manner described above having an aggregate fair market of $1,000 for each meeting of the Board of Directors Mr. Grafe attends. The Agreement also provides that the Company shall indemnify Mr. Grafe, to the fullest extent permitted by the Delaware General Corporation Law, against all claims and actions brought against him by reason of the fact that he is or was a director of the Company and shall keep Directors and Officers insurance in the amount of $1,000,000.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a) Resignation of Directors
     Effective September 20, 2006, Ed Barsis resigned as a member of the Company’s Board of Directors. There were no disagreements between or among Mr. Barsis and the Company or any officer or director of the Company.
(c) Appointment of Directors
     Effective September 20, 2006, V. Gerald Grafe was appointed as a member of the Company’s Board of Directors. Mr. Grafe is a shareholder and practicing attorney at the law firm Hisey Grafe, P.C. (the “Firm”), which represents the Company on intellectual property and other related matters. The Company incurred $56,014.71, $28,765.77 and $51,586.63 in legal fees with the Firm in 2004, 2005 and 2006, respectively. Mr. Grafe will serve as a director in his individual capacity, and not as a representative of the Firm. Mr. Grafe and the Company will both make their best efforts to keep all service as a director, and compensation therefor, separate from service as legal counsel, and compensation therefor. There are no transactions or relationships between the Company and Mr. Grafe in which Mr. Grafe had or is to have a direct or indirect material interest other than those described herein.
Item 9.01    Financial Statements and Exhibits

Exhibit No	Item
10	Board of Directors Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.
By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President Dated: September 22, 2006